UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 14, 2022

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company	58-0690070
(A Delaware Corporation)
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
(404) 506-5000

1-6468	Georgia Power Company	58-0257110
(A Georgia Corporation)
241 Ralph McGill Boulevard, N.E.
Atlanta, Georgia 30308
(404) 506-6526

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is furnished separately by two registrants: The Southern Company and Georgia Power Company. Information contained herein relating to each registrant is furnished by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
The Southern Company	Common Stock, par value $5 per share	SO	New York Stock Exchange
The Southern Company	Series 2017B 5.25% Junior Subordinated Notes due 2077	SOJC	New York Stock Exchange
The Southern Company	Series 2020A 4.95% Junior Subordinated Notes due 2080	SOJD	New York Stock Exchange
The Southern Company	Series 2020C 4.20% Junior Subordinated Notes due 2060	SOJE	New York Stock Exchange
The Southern Company	Series 2021B 1.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2081	SO 81	New York Stock Exchange
Georgia Power Company	Series 2017A 5.00% Junior Subordinated Notes due 2077	GPJA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). (Response applicable to each registrant)
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01        Other Events.
On December 14, 2022, Georgia Power Company (“Georgia Power”) and the Georgia Public Service Commission (“PSC”) Public Interest Advocacy Staff (collectively, the “Stipulating Parties”) reached a settlement agreement (the “Settlement Agreement”) for an Alternate Rate Plan that, if approved by the Georgia PSC, would become effective January 1, 2023 and would continue through December 31, 2025 (the “2022 ARP”). The Settlement Agreement is intended to resolve all issues in Georgia Power’s base rate case filed with the Georgia PSC on June 24, 2022, as modified on August 22, 2022 (the “2022 Rate Case”), except the retail return on common equity (“ROE”) range to be used in evaluating Georgia Power’s actual retail earnings and the pricing for two renewable resource offerings.
Under the terms of the Settlement Agreement, effective January 1, 2023, annual revenues collected by Georgia Power under its (1) traditional base tariff rates would increase by approximately $191.8 million; (2) Environmental Compliance Recovery (“ECCR”) tariff would decrease by approximately $20.6 million; (3) Demand-Side Management (“DSM”) tariffs would increase by $36.9 million; and (4) Municipal Franchise Fee (“MFF”) tariff would increase by $5.4 million, for a total increase in annual base revenues of approximately $213.6 million.
Under the 2022 ARP, the following additional rate adjustments will be made to Georgia Power’s tariffs in 2024 and 2025 based on annual compliance filings to be made at least 90 days prior to the effective date of the tariff:
•Effective January 1, 2024 and 2025, annual revenues collected under the traditional base tariffs would increase by $273.3 million and $314.1 million, respectively;
•Effective January 1, 2024 and 2025, annual revenues collected under the ECCR tariff would increase by an estimated $66.1 million and $80.4 million, respectively;

•Annual revenues collected under the DSM tariffs would increase by an estimated $27.2 million effective January 1, 2024 and would decrease by an estimated $2.0 million effective January 1, 2025; and
•Annual revenues collected under the MFF tariff would increase consistent with these adjustments.
Georgia Power currently estimates these adjustments would result in annual base revenue increases of approximately $375.2 million in 2024 and $401.7 million in 2025, with the amount of incremental revenue requirements related to coal combustion residual asset retirement obligations and DSM tariffs subject to updates through the annual compliance filings.
Under the terms of the Settlement Agreement, Georgia Power’s ROE would be set at 10.5% and its equity ratio would be set at 56%. Using the ROE range ultimately approved by the Georgia PSC, any retail earnings in excess of the approved ROE range will be shared, with 70% being applied to reduce regulatory assets, 10% directly refunded to customers and the remaining 20% retained by Georgia Power. There will be no recovery of any earnings shortfall below the lower end of the approved ROE range on an actual basis. However, if at any time during the term of the 2022 ARP, Georgia Power projects that its retail earnings will be less than the lower end of the approved ROE range for any calendar year of the 2022 ARP, it may petition the Georgia PSC for implementation of the Interim Cost Recovery (“ICR”) tariff to adjust Georgia Power’s retail rates to achieve an ROE equal to the lower end of the approved ROE range. The ICR tariff would expire at the earlier of January 1, 2026 or the end of the calendar year in which the ICR tariff becomes effective. In lieu of requesting implementation of an ICR tariff, or if the Georgia PSC chooses not to implement the ICR tariff, Georgia Power may file a full rate case.
While the Stipulating Parties are seeking support of the Settlement Agreement from other parties to the proceeding, the 2022 Rate Case will continue on its current schedule. Any agreement with respect to the 2022 Rate Case must be approved by the Georgia PSC. Accordingly, the terms of the Settlement Agreement are subject to change and the terms of any final agreement approved by the Georgia PSC may differ materially from the terms of the Settlement Agreement. The Georgia PSC is scheduled to vote on December 20, 2022 to resolve all matters in the 2022 Rate Case. The ultimate outcome of this matter cannot be determined at this time.
Cautionary Note Regarding Forward-Looking Statements
Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the 2022 Rate Case, the Settlement Agreement and the 2022 ARP. The Southern Company and Georgia Power caution that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of The Southern Company and Georgia Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in each company’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent securities filings could cause actual results to differ materially from management expectations as suggested by such forward-looking information: regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms and the 2022 Base Rate Case; the impact of recent and future federal and state regulatory changes, as well as changes in application of existing laws and regulations; the potential effects of the continued COVID-19 pandemic; the extent and timing of costs and legal requirements related to coal combustion residuals; current and future litigation or regulatory investigations, proceedings or inquiries; the effects, extent and timing of the entry of additional competition in the markets in which Georgia Power operates, including from the development and deployment of alternative energy sources; variations in demand for electricity; available sources and costs of fuels; effects of inflation; the ability to control costs and avoid cost and schedule overruns during the development, construction and operation of facilities, to construct facilities in accordance with the requirements of permits and licenses (including satisfaction of Nuclear Regulatory Commission Requirements) and to satisfy any environmental performance standards and the requirements of tax credits and other incentives and to integrate facilities into the Southern Company system upon completion of construction; investment performance of the employee and retiree benefit plans and the nuclear decommissioning trust funds; advances in technology, including the pace and extent of development of low- to no-carbon energy and battery energy storage technologies and negative carbon concepts; the ability to successfully operate Georgia Power’s generating, transmission and distribution facilities and the successful performance of necessary corporate functions; the inherent risks involved in operating and constructing nuclear generating facilities; the ability of counterparties of Georgia Power to make payments as and when due and to perform as required; the direct or indirect effect on Georgia Power’s business resulting from cyber intrusion or physical attacks and the threat of physical attacks; interest rate fluctuations and financial market conditions and the results of financing efforts; access to capital markets and other financing sources; the replacement of London Interbank Offered Rate with an alternative reference rate; changes in Georgia Power’s credit ratings; the ability of Georgia Power to obtain additional generating capacity (or sell excess generating capacity) at competitive prices; catastrophic events, political unrest, wars or other similar occurrences; the direct or indirect effects on Georgia Power’s business resulting from incidents affecting the U.S. electric grid or operation of generating resources; and the effect of accounting pronouncements issued periodically by standard setting bodies. The Southern Company and Georgia Power expressly disclaim any obligation to update any forward-looking information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2022	THE SOUTHERN COMPANY GEORGIA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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